UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 9, 2018

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 9, 2018 the Board of Directors of C. H. Robinson Worldwide, Inc. (the “Company”) approved the amendment and restatement of the Company’s By-Laws to reflect certain updates and modernize the By-Laws.

The amendments include the following: (i) conforming the Bylaws to developments under the Delaware General Corporation Law, such as providing flexibility for the use of electronic transmission for various notices, (ii) clarifying that the presiding officer of a stockholder meeting has authority to adjourn the meeting, (iii) providing a more flexible and customary deadline for stockholder notices of nominations of directors or other items of business if the Company’s annual stockholder meeting is more than thirty days before or after the anniversary of the prior year’s annual meeting, (iv) requiring a stockholder who seeks to bring business or nominate persons for election as directors before an annual stockholder meeting to disclose information regarding the proponent’s economic interests in the Company, and (v) clarifying that the chairman of the board is not an officer position within the Company. The amendments also incorporate certain other updates and clarifications.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description	Manner of Filing

3.2	By-Laws of the Company (Amended and Restated August 9, 2018)	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell
Chief Legal Officer and Secretary

Date: August 10, 2018